UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  March 22, 2010  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 5.02 -- Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 16, 2010, Accredited Business Consolidators Corp. and My Pleasure Limited exercised their control position in Richwood Eco Ventures Inc. to temporarily suspend the position of advisory director for that entity which was held by Anker Struve.  Mr. Struve suffered a stroke in the early part of March 2010.  AccreditedBiz hopes and believes Mr. Struve will fully recover; however, its obligations are to the fiduciary monitoring of its subsidiaries for the value of the shareholders.  For this reason, the temporary suspension occurred.

AccreditedBiz and My Pleasure Limited voted Gertzen Pérez Martínez into the position of Vice President and Acting President of Richwood Eco Ventures Inc.  Mr. Perez will presently act without compensation until Richwood is divested from the AccreditedBiz parent.

Mr. Perez is presently in the process of investigating the status of all of the operations, interviewing staff members at the factory in Nicaragua, and determining a course of action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 22, 2010

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William

Vice President

Twitter:  accreditedbiz

fax:  1-267-371-5168